UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2012

NSTAR

(Exact name of registrant as specified in its charter)

Massachusetts	001-14768	04-3466300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
800 Boylston Street, Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

(617) 424-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8   Other Events

Item 8.01   Other Events.

On January 4, 2012, the Connecticut Public Utilities Regulatory Authority (PURA) issued a draft decision in Docket No. 10-12-05RE01 (the “Draft Decision”) in which PURA revised its earlier declaratory ruling of June 1, 2011, that concluded it did not have jurisdiction to review the pending merger between Northeast Utilities (NU) and NSTAR. The Draft Decision ruled that NU and NSTAR must now seek approval from PURA pursuant to Connecticut state law prior to completing the merger.  Written exceptions and/or briefs concerning the Draft Decision must be submitted to PURA by January 9, 2012, and oral arguments have been scheduled for January 12, 2012.  PURA expects to render its final decision on whether PURA has jurisdiction over the merger on January 18, 2012.

The Draft Decision stated that, “[PURA] is mindful of milestones relating to the completion of the proposed merger and will dedicate all necessary staff resources to achieve a complete and thorough regulatory review consistent with that time schedule.”

NU and NSTAR are awaiting approval of the merger from the Massachusetts Department of Public Utilities.

For further information regarding the pending NU-NSTAR merger, please refer to the Registration Statement on Form S-4 (Registration No. 333-170754) filed by NU with the Securities and Exchange Commission (SEC) in connection with the merger, NSTAR’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 10, 2011, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011, and its Current Reports on Form 8-K filed with the SEC on December 1, 2011 and December 29, 2011.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR
(Registrant)
Date: January 5, 2012	By:	/s/ R. J. WEAFER, JR.
Robert J. Weafer, Jr.
Vice President, Controller
and Chief Accounting Officer
(Principal Accounting Officer)